Exhibit (c)(iv)

Quartile (Based on LTM Trading Range)			
	1	2	3	4
No. of deals	**11**	**4**	**3**	**8**
Initial Premium to Prior Day Price:				
Mean	40.5%	19.9%	8.5%	25.4%
Median	37.4%	17.1%	8.6%	14.3%
High	91.4%	45.5%	10.2%	97.5%
Low	15.2%	0.0%	6.7%	(7.9%)
Final Premium to Prior Day Price: [2]				
Mean	52.0%	35.3%	14.3%	39.7%
Median	42.8%	37.6%	13.2%	35.2%
High	140.0%	45.8%	23.0%	97.5%
Low	21.8%	20.0%	6.7%	11.5%

Morgan Stanley

CONFIDENTIAL WORKING DRAFT—FOR DISCUSSION PURPOSES ONLY
Implied Transaction Premiums vs. Stock Trading History
Project Celtic
1
• Analysis divides selected
 precedents into quartiles based
 on where the target’s stock was
 trading relative to its 52-week
 trading range, immediately prior
 to announcement

Notes
1. Based on selected deals since 2001; all cash; US targets; minority buy-in value of $25 - $500MM; majority shareholder owned less than 90% of target
2. Final premium statistics exclude Hearst-Argyle transaction, which has not been completed
Minority Buy-in Precedents (1)
Source  Public Filings, Press Releases, FactSet
Prior to announcement,
stock price was in bottom
quartile of 52 week
trading range
Prior to announcement,
stock price was in top
quartile of 52 week
trading range
Summary of Implied Transaction Premiums

Prior Day Trading Price	# of Transactions	Initial Premium To Prior Day Closing Price		Final Premium To Prior Day Closing Price	
		Mean	Median	Mean	Median
Relative to LTM Average Price					
Target Trading Above LTM Average	10	21.9%	10.7%	33.7%	27.7%
Target Trading Below LTM Average	16	33.5%	30.7%	45.6%	40.2%
Relative to LTM High Trading Price					
Target Trading at 0 - 30% Discount to LTM High	13	23.2%	17.1%	33.0%	29.6%
Target Trading at 30%+ Discount to LTM High	13	34.8%	37.4%	49.4%	45.5%

Morgan Stanley

CONFIDENTIAL WORKING DRAFT—FOR DISCUSSION PURPOSES ONLY
Implied Transaction Premiums vs. Stock Trading History (cont’d)
Project Celtic
2
Note
1. Based on selected deals since 2001; all cash; US targets; minority buy-in value of $25 - $500MM; majority shareholder owned less than 90% of target
Minority Buy-in Precedents (1)
Source  Public Filings, Press Releases, FactSet
• Analysis evaluates premiums
 paid in precedent transactions
 based on where target was
 trading relative to its LTM
 average trading price and LTM
 high trading price at the time a
 transaction was announced
Summary of Implied Transaction Premiums

Day Prior Price Premium to:		Initial Price Premium to:			Final Price Premium to:			
Announced	Target Name	Initial Price	Final Price	Day Prior	LTM Avg	LTM High	LTM Avg	LTM High	Day Prior	LTM Avg	LTM High	Day Prior	LTM Avg	LTM High	Quartile Ranking [1]
3/25/09	Hearst-Argyle Television Inc	$4.00	NA	$2.09	14.36	23.40	(85.4%)	(91.1%)	91.4%	(72.1%)	(82.9%)	NA	NA	NA	1
3/23/09	Cox Radio Inc	3.80	4.80	3.30	8.70	13.05	(62.1%)	(74.7%)	15.2%	(56.3%)	(70.9%)	45.5%	(44.8%)	(63.2%)	1
10/22/07	Waste Industries USA Inc	36.75	38.00	27.11	29.58	35.55	(8.4%)	(23.7%)	35.6%	24.2%	3.4%	40.2%	28.4%	6.9%	1
2/22/07	Great American Finl Res Inc	23.50	24.50	21.64	21.20	23.96	2.1%	(9.7%)	8.6%	10.9%	(1.9%)	13.2%	15.6%	2.3%	3
10/9/06	NetRatings Inc	16.00	21.00	14.57	13.54	15.37	7.6%	(5.2%)	9.8%	18.2%	4.1%	44.1%	55.1%	36.6%	4
3/21/06	Erie Family Life Insurance Co	32.00	32.00	30.00	29.62	32.19	1.3%	(6.8%)	6.7%	8.0%	(0.6%)	6.7%	8.0%	(0.6%)	3
9/13/05	CoolSavings Inc	0.80	0.80	0.55	0.58	1.15	(5.7%)	(52.2%)	45.5%	37.1%	(30.4%)	45.5%	37.1%	(30.4%)	2
4/12/04	Edelbrock Corp	14.80	16.75	13.52	11.61	14.00	16.4%	(3.4%)	9.5%	27.4%	5.7%	23.9%	44.2%	19.6%	4
7/24/03	Digex Inc	0.70	1.00	0.76	0.39	0.90	96.0%	(15.6%)	(7.9%)	80.5%	(22.2%)	31.6%	157.9%	11.1%	4
6/2/03	Ribapharm Inc	5.60	6.25	5.08	5.46	9.45	(6.9%)	(46.2%)	10.2%	2.6%	(40.7%)	23.0%	14.5%	(33.9%)	3
2/18/03	Lexent Inc	1.25	1.50	0.91	1.83	5.26	(50.3%)	(82.7%)	37.4%	(31.8%)	(76.2%)	64.8%	(18.2%)	(71.5%)	1
1/13/03	Next Level Communications Inc	1.04	1.18	0.91	1.20	2.94	(24.5%)	(69.1%)	14.4%	(13.7%)	(64.6%)	29.8%	(2.0%)	(59.9%)	2
7/30/02	JCC Holding Co	10.54	10.54	9.00	3.36	9.00	168.2%	0.0%	17.1%	214.1%	17.1%	17.1%	214.1%	17.1%	4
7/9/02	International Specialty Prods	10.00	10.30	7.95	8.84	11.11	(10.1%)	(28.4%)	25.8%	13.1%	(10.0%)	29.6%	16.5%	(7.3%)	1
3/18/02	Meemic Holdings Inc	29.00	29.00	26.00	23.86	31.99	9.0%	(18.7%)	11.5%	21.6%	(9.3%)	11.5%	21.6%	(9.3%)	4
3/14/02	Konover Property Trust Inc	1.75	2.10	1.75	2.36	4.50	(25.9%)	(61.1%)	0.0%	(25.9%)	(61.1%)	20.0%	(11.1%)	(53.3%)	2
2/19/02	Travelocity.com Inc	23.00	28.00	19.20	23.28	37.90	(17.5%)	(49.3%)	19.8%	(1.2%)	(39.3%)	45.8%	20.3%	(26.1%)	2
10/10/01	TD Waterhouse Group Inc	9.00	9.50	6.20	11.87	17.94	(47.8%)	(65.4%)	45.2%	(24.2%)	(49.8%)	53.2%	(20.0%)	(47.0%)	1
10/1/01	NCH Corp	47.50	52.50	39.19	44.98	56.28	(12.9%)	(30.4%)	21.2%	5.6%	(15.6%)	34.0%	16.7%	(6.7%)	1
8/22/01	Homeservices Com Inc	17.00	17.00	12.25	11.38	13.20	7.6%	(7.2%)	38.8%	49.3%	28.8%	38.8%	49.3%	28.8%	4
8/21/01	Spectra Physics Inc	20.00	17.50	13.69	30.48	72.25	(55.1%)	(81.1%)	46.1%	(34.4%)	(72.3%)	27.8%	(42.6%)	(75.8%)	1
8/16/01	Leeds Federal Bankshares Inc	32.00	32.00	16.20	13.93	17.10	16.3%	(5.3%)	97.5%	129.7%	87.1%	97.5%	129.7%	87.1%	4
5/30/01	Bacou USA Inc	28.50	28.50	23.40	24.55	28.38	(4.7%)	(17.5%)	21.8%	16.1%	0.4%	21.8%	16.1%	0.4%	1
5/23/01	Unigraphics Solutions Inc	27.00	32.50	21.25	19.23	24.56	10.5%	(13.5%)	27.1%	40.4%	9.9%	52.9%	69.0%	32.3%	4
5/14/01	Agency.com Ltd	3.00	3.35	2.05	10.47	25.81	(80.4%)	(92.1%)	46.3%	(71.4%)	(88.4%)	63.4%	(68.0%)	(87.0%)	1
3/26/01	CSFBdirect	4.00	6.00	2.50	6.58	15.06	(62.0%)	(83.4%)	60.0%	(39.2%)	(73.4%)	140.0%	(8.8%)	(60.2%)	1
						Mean	**(8.6%)**	**(39.8%)**	**29.0%**	**12.6%**	**(25.1%)**	**40.9%**	**28.0%**	**(15.6%)**	
						Median	**(7.7%)**	**(29.4%)**	**21.5%**	**9.5%**	**(18.9%)**	**34.0%**	**16.5%**	**(7.3%)**	
						High	**168.2%**	**0.0%**	**97.5%**	**214.1%**	**87.1%**	**140.0%**	**214.1%**	**87.1%**	
						Low	**(85.4%)**	**(92.1%)**	**(7.9%)**	**(72.1%)**	**(88.4%)**	**6.7%**	**(68.0%)**	**(87.0%)**	

Morgan Stanley

CONFIDENTIAL WORKING DRAFT—FOR DISCUSSION PURPOSES ONLY
Minority Buy-in Precedents (1)
Project Celtic
3
Notes
1. Based on selected deals since 2001; all cash; US targets; minority buy-in value of $25 - $500MM; majority shareholder owned less than 90% of target
2. Ranking based on where target was trading relative to its 52-week trading range immediately prior to announcement
Selected Statistics

(€MM, except where noted)

	Current	Sale Adjustments	Pro Forma
2009E EBITDA [2]	€ 5,130	(€ 26)	€ 5,104
Current Trading Multiple [3]	5.4x	→	5.4x
Agg. Value	**€ 27,648**	**(€ 139)**	**€ 27,509**
Less: Net Debt [3]	(11,838)	25	(11,813)
Less: Minority Interest [5]	(26)	26	0
Plus: Inv. & Other [6]	532		532
Equity Value	**€ 16,316**	**(€ 89)**	**€ 16,227**
Share Price	**€ 9.58**	**(€ 0.05)**	**€ 9.53**
Prem. / (Disc.) to Current			*(0.5%)*

(€MM, except where noted)

Celtic Sale Price	PF KPN AV / 2009E EBITDA Multiple 5.3x	5.4x	5.5x	
$1.00	€ 9.22	€ 9.52	€ 9.82	← PF KPN Share Price
	(3.8%)	(0.6%)	2.5%	← Premium / Discount to Current
$1.14	€ 9.22	€ 9.52	€ 9.82	
	(3.7%)	(0.6%)	2.5%	
$1.50	€ 9.23	€ 9.53	€ 9.83	
	(3.7%)	(0.5%)	2.6%	
$1.75	€ 9.23	€ 9.53	€ 9.83	
	(3.6%)	(0.5%)	2.6%	
$2.00	€ 9.24	€ 9.54	€ 9.84	
	(3.6%)	(0.5%)	2.7%	

(€MM, except where noted)

	Current	Sale Adjustments	Pro Forma
2009E EBITDA [2]	€ 5,104		€ 5,104
Implied Trading Multiple [3]	5.4x	→	5.4x
Agg. Value	**€ 27,759**	**€ 0**	**€ 27,759**
Less: Net Debt [3][7]	(12,009)	44	(11,964)
Less: Minority Interest	0		0
Plus: Inv. & Other [6][8]	566	(34)	532
Equity Value	**€ 16,316**	**€ 11**	**€ 16,326**
Share Price	**€ 9.58**	**€ 0.01**	**€ 9.59**
Prem. / (Disc.) to Current			*0.1%*

(€MM, except where noted)

Celtic Sale Price	PF KPN AV / 2009E EBITDA Multiple 5.3x	5.4x	5.5x	
$1.00	€ 9.28	€ 9.58	€ 9.88	← PF KPN Share Price
	(3.2%)	(0.0%)	3.1%	← Premium / Discount to Current
$1.14	€ 9.28	€ 9.58	€ 9.88	
	(3.1%)	0.0%	3.1%	
$1.50	€ 9.29	€ 9.59	€ 9.89	
	(3.1%)	0.1%	3.2%	
$1.75	€ 9.29	€ 9.59	€ 9.89	
	(3.0%)	0.1%	3.2%	
$2.00	€ 9.30	€ 9.59	€ 9.89	
	(3.0%)	0.2%	3.3%	

Morgan Stanley

CONFIDENTIAL WORKING DRAFT—FOR DISCUSSION PURPOSES ONLY
PF Share Price Sensitivity - Method B
PF Share Price Sensitivity - Method A
Pro Forma KPN Share Price - Method B
Pro Forma KPN Share Price - Method A
Source  Wall Street Research, Public Filings
Hypothetical Sale of KPN’s Celtic Stake
Illustrative Pro Forma Value Impact to KPN (1)
Project Celtic
1
Notes
1. Illustrative analysis based on KPN share price of €9.58 and USD / EUR exchange rate of $1.36 as of 5/19/09
2. Current 2009E EBITDA as per Wall Street Research; Current EBITDA under Method B is reduced by Celtic’s 2009E EBITDA
3. Current AV / 2009E EBITDA multiple as of 5/19/09; balance sheet items as of 3/31/09 and also include unfunded pension liability as of 12/31/08
4. Adjustments are removal of €36MM Celtic cash and €16MM Celtic debt, with total KPN sale proceeds of €44MM assuming no tax impact
5. Represents market value of 44% minority ownership of Celtic as of 5/19/09
6. Represents KPN tax credit per Morgan Stanley Equity Research 4/20/09 and investments in associates at 3/31/09 book value (private companies)
7. Under Method B current net debt adjusted to remove €36MM of Celtic cash and €16MM of Celtic debt
8. Includes €34MM current market value of 56% KPN Celtic stake based on 5/19/09 share price of $1.14, which is removed for pro forma purposes
(4)
Current KPN Trading Multiple
Valuation Method A
• Assumes investors consolidate
 Celtic and adjust for minority
 interest when valuing KPN
 – Sale adjustments include (a)
 removing minority interest, (b)
 deconsolidating Celtic’s net cash
 position and EBITDA and (c)
 including the proceeds from
 selling Celtic
Valuation Method B
• Assumes investors treat Celtic as
 an equity investment when valuing
 KPN
 – Sale adjustments include (a)
 removing the value of the equity
 investment and (b) adjusting net
 debt to reflect the proceeds from
 selling Celtic
Constant Multiple
Constant Multiple